                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:

     / / Preliminary proxy statement


     /X/ Definitive proxy statement

     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           J.M. PETERS COMPANY, INC.
                (Name of Registrant as Specified in Its Charter)

                                 GREG PETERSEN
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

- - - --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- - - --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- - - --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- - - --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- - - --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- - - --------------------------------------------------------------------------------
     (3) Filing party:

- - - --------------------------------------------------------------------------------
     (4) Date filed:

- - - --------------------------------------------------------------------------------

- - - ---------------
    1Set forth the amount on which the filing fee is calculated and state how it was determined.

                           J.M. PETERS COMPANY, INC.

                               3501 JAMBOREE ROAD
                                   SUITE 200
                        NEWPORT BEACH, CALIFORNIA 92658

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JULY 12, 1994

     The Annual Meeting of Stockholders (the "Meeting") of J.M. Peters Company, Inc. (the "Company") will be held at the Four Seasons Hotel, 690 Newport Center Drive, Newport Beach, California, on July 12, 1994, at 9:00 a.m. (Newport Beach
Time) for the following purposes:

          1.  To elect directors whose terms expire at the Meeting; and

          2. To authorize an Amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 15,000,000 to 30,000,000.

          3. To consider such other matters as may properly come before the Meeting or any adjournment thereof.

     Only holders of record of the Company's Common Stock at the close of business on June 7, 1994, will be entitled to notice of and to vote at the Meeting or any adjournment thereof. The Company's stock transfer books will remain open.

     A Proxy Statement and Proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the Proxy promptly. All stockholders are cordially invited to attend the Meeting.

                                           By Order of the Board of Directors

                                           [sig]

                                           GREG R. PETERSEN
                                           Secretary

June 20, 1994

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                           J.M. PETERS COMPANY, INC.

                               3501 JAMBOREE ROAD
                                   SUITE 200
                        NEWPORT BEACH, CALIFORNIA 92658

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JULY 12, 1994

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of J.M. Peters Company, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on July 12, 1994, and at any adjournment thereof, for the purposes set forth herein. All properly completed proxies will be voted in the manner specified therein, and if no choice as to Proxy Item No. 1 (Election of Directors) is specified, proxies will be voted for the election to the Board of Directors of the nominees listed below under "ELECTION OF DIRECTORS", and if no choice as to Proxy Item No. 2 (Amendment to Increase Authorized Shares of Common Stock) is specified, Proxies will be voted to approve the Amendment. Any proxy given pursuant to this solicitation may be revoked prior to the Meeting by delivering an instrument revoking it or by delivering a duly executed proxy bearing a later date to the Secretary of the Company. A stockholder may elect to attend the Meeting and vote in person notwithstanding the fact that such stockholder has a proxy outstanding.

     The Board of Directors has established June 7, 1994, as the record date for determining the stockholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, there were outstanding and entitled to vote 14,995,000 shares of the Company's common stock, $.10 par value per share (the "Common Stock"), with each share being entitled to one vote.

     This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about June 20, 1994. Copies of the Company's 1994 Annual Report were mailed to the Company's stockholders along with this Proxy Statement.

                    ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

     The Company's Board of Directors is comprised of five directors, each of whom are to serve until the next meeting at which directors are elected. At the Meeting, five persons will be elected to serve as directors.

     Each of the nominees listed below is currently a director and has been nominated by the Board to serve as a director of the Company until the next annual meeting of the stockholders of the Company following his election. When properly executed and returned, the enclosed proxy will be voted in favor of the election of each of the nominees, unless authority to vote for a nominee is withheld. In the event that a nominee is unable to serve (an event which is not anticipated) or does not receive sufficient votes to be elected, then the person acting pursuant to the authority granted under the proxy will cast votes for the remaining nominee and, in his best judgment, for such other person as he may select in place of such nominee.

     The following table sets forth the name, age, and background information concerning the nominees. Information regarding the nominee's ownership of Common Stock appears under the heading "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" below.

                             DIRECTOR
        NAME           AGE    SINCE                      INFORMATION ABOUT NOMINEES
        ----           ---   --------                    --------------------------
Hadi Makarechian       46      1992     Mr. Makarechian has been Chairman of the Board of the
                                          Company since August, 1992 and Chief Executive Officer of
                                          the Company since March, 1993. Mr. Makarechian is the
                                          founder and chairman of Capital Pacific Homes Inc., a real estate development firm located in Newport Beach,
                                          California. For more than ten years prior to forming
                                          Capital Pacific Homes, Inc., in 1990, Mr. Makarechian
                                          conducted his real estate development business through
                                          various corporate entities bearing the name "Shamron
                                          Corporation," organized in various jurisdictions, of each
                                          of which he was also Chairman and founder.

Dale Dowers            38      1992     Mr. Dowers has been Executive Vice President and Chief
                                          Operating Officer of the Company from August, 1992 until
                                          March, 1993 when he assumed his current position of
                                          President and Chief Operating Officer. From December 1990
                                          to August 1992 he was the President of Capital Pacific
                                          Homes, Inc. From July 1989 to December 1990, he was the
                                          President for Southern California of Costain Homes, Inc.,
                                          a developer of single family housing located in Newport
                                          Beach, California. During the period of March 1988 to June
                                          1989, Mr. Dowers was the President, Irvine Division, of
                                          Barratt American, Inc., a homebuilder in Irvine,
                                          California. From January 1987 to March 1988, Mr. Dowers
                                          served in various positions with the Company.

James M. Peters, Jr.   59      1975     Mr. Peters is currently retired. From 1975 until August of
                                          1992, Mr. Peters was Chairman of the Board, President and
                                          Chief Executive Officer of the Company. From August of
                                          1992 until his resignation as an officer of the Company in
                                          February 1993, he was President and Chief Executive
                                          Officer of the Company.

Karlheinz M. Kaiser    35      1993     Mr. Kaiser is a management consultant with Friedli &
                                          Partner, a management consulting firm in Switzerland. From
                                          January through August of 1992, he was Vice President of
                                          Corporate Finance with Dai-Ichi Kangyo Bank in Zurich.
                                          From July 1984 through December of 1991, Mr. Kaiser was
                                          Vice President of Omni Holding AG, a Zurich-based
                                          international holding company.

Allan L. Acree         51      1992     Mr. Acree is a principal in A.L. Acree & Associates, a real estate consulting firm based in Rockville, Maryland. Prior to forming A.L. Acree & Associates in 1989, Mr. Acree was
                                          Vice President and Regional Manager of Goldome Realty
                                          Credit Corporation for a period of more than five years.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS; DIRECTORS' COMPENSATION

     Each member of the Board of Directors of the company who is not also an officer of the Company is compensated at a rate of $4,000 per year, plus $1,000 for each meeting of the Board which he attends, and is reimbursed for the expenses of attending meetings. The Board of Directors held five meetings during the fiscal year ended February 28, 1994.

     The Board of Directors has a standing Executive Committee whose current members are Hadi Makarechian and Dale Dowers. Messrs. Makarechian and Dowers are not compensated for serving on the Executive Committee.

     The Board of Directors has a standing Audit Committee whose current members are Allan L. Acree and Karl Kaiser. Messrs. Acree and Kaiser each receive $2,000 per year for participating on the Audit Committee. The Audit Committee has the responsibility of reviewing the Company's financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed. The Audit Committee did not hold any meetings during the fiscal year ended February 28, 1994.

     The Board of Directors has a standing Compensation Committee whose current members are Allan L. Acree and Karl Kaiser. Messrs. Acree and Kaiser each receive $500 for each meeting attended. The primary function of the Compensation Committee is to advise the Board of Directors with respect to all matters relating to executive compensation. The Compensation Committee held one meeting for the fiscal year ended February 28, 1994.

     The Board of Directors does not have a standing nominating committee or other standing committees performing similar functions.

     Each current director who was a director at the time of such meetings attended at least 75% of the total of the Board meetings and meetings of the committees of the Board of which he is a member.

                               EXECUTIVE OFFICERS

     In addition to Messrs. Makarechian and Dowers, the Company's executive officers are as follows:

             NAME AND
             POSITION                                        INFORMATION ABOUT
           WITH COMPANY              AGE                     EXECUTIVE OFFICERS
           ------------              ---                     ------------------
Gregory R. Petersen                  39      From 1989 until he assumed his current position in
  Vice President and Chief                     1990, Mr. Peterson served as Vice
  Financial Officer                            President -- Controller. From 1986 until 1989,
                                               Mr. Petersen served as Corporate Controller for
                                               the Company.

Robert J. Trapp                      50      Mr. Trapp, since 1980, has been responsible for
  Vice President of Forward                    all of the Company's activities relating to
  planning                                     govenmental regulations, civil engineering,
                                               offsite construction, utility coordination,
                                               California Department of Real Estate processing
                                               and homeowners' associations.

Robin V. Koenemann                   36      Mr. Koenemann has served as Vice President of
  Vice President of Construction               Construction since joining the Company in
                                               October, 1992. From December, 1988 until joining
                                               the Company Mr. Koenemann was Project Manager
                                               for Barratt American, a homebuilder in Irvine,
                                               California. Prior to this Mr. Koenemann served
                                               as Executive Vice President and Division Manager
                                               for Richmond Homes, a homebuilder in Colorado
                                               Springs, Colorado.

Marquis L. Cummings                  55      Mr. Cummings was Vice President -- Finance and
  Vice President                               Administration for the San Diego division of the
                                               Company from August 1987 until February 1991. He
                                               then served as Vice President of the Company
                                               until October 1993 when he assumed the position
                                               of Vice President -- Sales and Marketing. In May
                                               1994 Mr. Cummings assumed the position of
                                               Director of Subsidiary Operations -- Nevada.

Scott N. Coler                       34      Mr. Coler has served as Vice President since
  Vice President                               joining the Company in August, 1992. From May,
                                               1991 to August, 1992 he served as Project
                                               Manager for Capital Pacific Homes, Inc., a
                                               homebuilder based in Newport Beach, California.
                                               Prior to joining Capital Pacific Mr. Coler was a
                                               Project Manager for Costain Homes, Inc., a
                                               homebuilder in Newport Beach, California for
                                               four years.

Craig A. Foster                      40      Since joining the Company in 1985, Mr. Foster has
  Vice President                               been responsible for arranging home buyer
                                               mortgage financing. In 1987 Mr. Foster assumed
                                               the additional responsibility for managing the
                                               Company's escrow operation. In 1992 Mr. Foster
                                               added the management of the Company's design
                                               center to his responsibilities.

Tim Hamilton                         39      Since 1989 Mr. Hamilton has been a consultant to
  Vice President -- Sales and                  the real estate industry. Prior to establishing
  Marketing                                    his consulting firm Mr. Hamilton spent more than
                                               13 years as Vice President of Sales and
                                               Marketing for Barratt American, a homebuilder in
                                               Irvine, California. In May 1994 Mr. Hamilton
                                               joined the Company as Vice President -- Sales
                                               and Marketing.

     All executive officers serve at the pleasure of the Board of Directors.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth the cash compensation paid during the fiscal years ended February 28, 1994, 1993 and 1992 to each of the five most highly compensated officers of the Company in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                                 ANNUAL COMPENSATION
                                                                ---------------------    ALL OTHER
                                                     FISCAL      SALARY        BONUS    COMPENSATION
            NAME AND PRINCIPAL POSITION               YEAR       ($)(A)       ($)(A)       ($)(B)
            ---------------------------              ------     -------       -------   ------------
Hadi Makarechian -- Chairman                          1994      $225,000           --          --
  and Chief Executive Officer                         1993       117,692(c)        --          --
                                                      1992            --           --          --

Dale Dowers -- President and                          1994       225,000           --          --
  Chief Operating Officer                             1993       117,692(c)        --          --
                                                      1992            --           --          --

Robert J. Trapp -- Vice President of                  1994       118,078      $12,000          --
  Forward Planning                                    1993       112,456           --      $3,000
                                                      1992       112,456           --       6,000

Gregory R. Petersen -- Vice President                 1994       115,500       10,000          --
  and Chief Financial Officer                         1993       110,056           --          --
                                                      1992       110,414           --       6,000

Robin V. Koenemann -- Vice President                  1994        99,250       11,000          --
  of Construction                                     1993        34,949(d)        --          --
                                                      1992            --           --          --

- - - ---------------

(a) Amounts shown include cash compensation earned and received by executive officers.

(b) Car allowance that was discontinued in August 1992.

(c) Represents amounts paid for the period August 1992 through February 1993.

(d) Represents amounts paid from October 1992 to February 28, 1993.

STOCK OPTIONS

     The Company has adopted a stock option plan (the "Stock Option Plan") with respect to the Company's common stock. The maximum number of shares currently subject to option under the Stock Option Plan is 5,000 shares. Under the Stock Option Plan, directors and key employees of the Company and key employees of the Company's parent and any of its subsidiaries are eligible to receive options to purchase Common Stock. The Board of Directors (or a committee thereof) administers the Stock Option Plan and designates the recipients of options, the dates of grants, the number of shares subject to options, the option price, the terms of payment upon exercise of the options and the time period during which the options may be exercised. The options may be either "Incentive Stock Options" (which qualify for certain favorable tax treatment under the Internal Revenue Code) or "Non-Incentive Stock Options" (which are non-qualified options). The option price for Incentive Stock Options may not be less than the fair market value, and for Non-Incentive Stock Options not less than 85% of the fair market value, of the shares of Common Stock at the time the option is granted. No Incentive Stock Option may exceed a term of ten years.

     The Stock Option Plan also allows the Board of Directors to grant stock appreciation rights ("SARs") in conjunction with options, which will allow the grantee to receive in cash or Common Stock the difference between the option exercise price and the fair market value of the Common Stock at the time of exercise. The exercise of SARs will result in a reduction in the number of shares of Common Stock covered by the option.

     Currently, all options previously granted have either been exercised or have expired.

     The Company did not grant any options under the Stock Option Plan during fiscal year 1994.

EMPLOYMENT AGREEMENTS

     None of the executive officers are currently working with a contract.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENET

     The following table sets forth as of June 6, 1994, the number of shares of Common Stock beneficially owned by each person known to the Company to own more than five percent (5%) of the outstanding shares of Common Stock, by each director of the Company or nominee who owned shares of Common Stock on that date, and by all directors and officers of the Company as a group.

                                                             COMMON STOCK              PERCENT OF
                     NAME AND ADDRESS                    BENEFICIALLY OWNED(1)          CLASS(1)
                     ----------------                    ---------------------         ----------
    Capital Pacific Homes, Inc. .......................        12,000,000                 80.0%
      3501 Jamboree Road, Suite 200,
      Newport Beach, CA 92660

    Hadi Makarechian...................................         9,946,800(2)              66.3%
      3501 Jamboree Road, Suite 200,
      Newport Beach, California 92660

    Dale Dowers........................................         2,053,200(3)              13.7%
      3501 Jamboree Road, Suite 200,
      Newport Beach, California 92660

    Roger Nix(4).......................................         1,015,000                  6.8%
      3501 Jamboree Road, Suite 200,
      Newport Beach, CA 92660

    Robert J. Trapp....................................            10,000                  0.1%
      3501 Jamboree Road, Suite 200,
      Newport Beach, California 92660

    Marquis L. Cummings................................               100                    --
      3501 Jamboree Road, Suite 200,
      Newport Beach, California 92660

    James M. Peters....................................               100                    --
      3501 Jamboree Road, Suite 200,
      Newport Beach, California 92660

    All Directors and Officers of the Corporation
      as a Group (11 persons)..........................        12,010,200                 80.1%

- - - ---------------

(1) Unless otherwise indicated, the Company believes the beneficial owner has sole voting and investment power over such shares. The percentage of shares of Common Stock is calculated assuming that the beneficial owner has exercised any options or other rights to subscribe held by such beneficial owner that are currently exercisable or exercisable within 60 days, and that no other options or rights to subscribe have been exercised by anyone else.

(2) Includes 9,946,800 shares of Common Stock held by CPH, in which Mr. Makarechian may be deemed to have a beneficial ownership interest due to his ownership interest in CPH. Mr. Makarechian and Mr. Dowers as a group could be deemed beneficial owners of 12,000,000 shares of stock in the Corporation.

(3) Includes 2,053,200 shares of Common Stock held by CPH, in which Mr. Dowers may be deemed to have a beneficial ownership interest due to his ownership interest in CPH. Mr. Dowers and Mr. Makarechian as a group could be deemed beneficial owners of 12,000,000 shares of stock in the Corporation.

(4) Mr. Nix is the former sole stockholder of Durable Homes, Inc. Mr. Nix has a consulting agreement with the Company pursuant to which he receives $18,167 per month through August 1994.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Company's Board of Directors establishes the Company's general compensation policies, compensation plans and specific compensation levels for the Company's Chief Executive Officer and other executive officers. In light of the continuance of the Company's restructuring during the past fiscal year, the Committee continued the policy established in the preceding year by the Company's Board of Directors of setting executive officer compensation at levels lower than what the officers might have earned at homebuilders operating in or around the same geographic region as the Company but high enough to retain their services. In implementing this policy, the Committee did not set executive officer compensation by reference to any predetermined compensation benchmark of other homebuilders. Rather, the Committee balanced the needs of maintaining compensation at levels low enough to facilitate the Company's restructuring with retaining personnel possessing those qualifications necessary to implement the Company's operating goals. As a consequence thereof, compensation of the Chief Executive and Chief Operating Officers was set at a level equal to the compensation earned by each during the immediately preceding fiscal year while the compensation for all other executive officers was increased approximately five percent to offset cost of living increases.

     The Committee may, at some future date, consider implementing a plan relating executive officer compensation to the Company's performance. These plans may provide for equity compensation to the Company's officers. The Committee has yet to implement any such plans, although the executive officers, other than the Chief Executive and Chief Operating Officers, were granted a one time fully discretionary holiday cash bonus in December of 1993. Thus, compensation of the executive officers, including the Chief Executive Officer, was not related to the performance of the Company during the past year and was provided to the officers entirely in cash.

                                          KARLHEINZ M. KAISER
                                          ALLAN L. ACREE

                               PERFORMANCE GRAPH

     The following graph shows a five year comparison of cumulative total returns for J.M. Peters Company, Inc., American Stock Exchange Market Value Index and Dow Jones Home Construction Industry Group.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                                                   INDUSTRY
      MEASUREMENT PERIOD            PETERS          INDEX         BROAD MARKET
    (FISCAL YEAR COVERED)         (J.M.) CO.      (DOW JONES)       (AMEX)
1989                                   100             100             100
1990                                 94.52          104.78          112.29
1991                                 20.55          107.64          114.35
1992                                 36.99          179.00          128.45
1993                                 34.25          191.45          122.50
1994                                 41.10          224.09          142.70

- - - ---------------

(1) The above graph compares the performance of J.M. Peters Company, Inc., with that of the American Stock Exchange Market Value Index and the Dow Jones Home Construction Industry Group.

(2) The comparison of total return on investment (change in year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on February 28, 1989 in each of J.M. Peters Company, Inc., the American Stock Exchange Market Value Index and the Dow Jones Home Construction Industry Group.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS WITH
                         OFFICERS, DIRECTORS AND AFFILIATES

     During fiscal year 1994, the Company reimbursed Capital Pacific Homes, Inc. ("CPH") for expenses aggregating $150,000 in connection with the Durable Homes, Inc. acquisition ("Durable Acquisition").

     The Company has fully repaid the principal amount of its indebtedness to CPH. Interest of approximately $67,000 was paid on this loan during the fiscal year ended February 28, 1994.

     During fiscal year 1993, the Company acquired an unimproved lot in Pomona, California from CPH. The acquisition cost of the lot was $1,550,000 and a note was carried back by CPH in the amount of $1,050,000. The note was subsequently assigned by CPH to Mr. Makarechian, Chairman of the Board of the Company. All principal and accrued interest were paid by the Company in full at February 28, 1993. Interest of $21,000 was paid on the note during the fiscal year ended February 28, 1993. During fiscal year 1994, the lot was sold for $1,710,000 in cash.

     Mr. Petersen purchased a home from the Company in fiscal year 1994 for $425,000 (the market price at that time).

     A key employee of the Company purchased a home from the Company for $368,000 in fiscal year 1993. The Company carried back a note in the amount of $36,800 secured by a second deed of trust. The note, which the Company believes was on market terms, is due and payable in November 1997.

     Dean Cederquist, son of the CFO and Treasurer of Durable Homes, Inc. ("Durable"), is a limited partner of Portraits Venture, L.P. Mr. Cederquist's acquisition of a limited partnership interest was negotiated on an arms'-length basis.

     Prior to the Durable Acquisition, Durable contracted for advertising services with an advertising agency in which the sole shareholder of Durable had a minority interest. Advertising costs incurred for services rendered by the advertising agency for the years ended December 31, 1991, 1992 and 1993 were $235,000, $477,000 and $427,000, respectively.

     During 1993, prior to the Durable Acquisition, Durable distributed non-cash assets, aggregating $788,000, to Roger Nix, its sole shareholder. The non-cash assets distributed included advances and investments unrelated to the residential home building business, certain related party notes receivable and automobile equipment. The distribution was reflected as a reduction of shareholder's equity.

     The Company's policy is that all transactions between the Company and its officers, directors and principal stockholder, and their respective affiliates, must be on terms no less favorable to the Company than terms with unaffiliated parties for similar transactions. All such transactions that are not in the ordinary course of the Company's business must be approved by a majority of independent directors who do not have a financial interest in the transaction.

                              INDEPENDENT AUDITORS

     Arthur Andersen & Company served as the Company's independent auditors for the fiscal year ended February 28, 1994, and it is anticipated that Arthur Andersen & Company will be approved to serve as such for the current fiscal year.

     Representatives of Arthur Andersen & Company will be present at the Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

            AMENDMENT TO INCREASE AUTHORIZED SHARES OF COMMON STOCK
                               (PROXY ITEM NO. 2)

     The Board of Directors has adopted a resolution setting forth a proposed amendment (the "Amendment") of the Certificate of Incorporation of the Company, declaring its advisability and directing that it be considered at the Meeting. The Amendment would increase the number of authorized shares of common voting stock of $.10 par value of the Company (the "Common Stock") from 15,000,000 shares of Common Stock to 30,000,000 shares of Common Stock. Holders of Common Stock are not, and if the Amendment is adopted will not, be entitled to any preemptive or other subscription rights. If the Amendment is approved by the Company's stockholders, the Company will file with the Delaware Secretary of State a Certificate of Amendment in the form attached hereto as Exhibit A. When properly executed and returned, the enclosed proxy will be voted to approve or disapprove the Amendment or to abstain from voting with respect to the Amendment, as specified on the proxy.

     Of the 15,000,000 shares of Common Stock presently authorized, 14,995,000 are issued and outstanding. On May 13, 1994, in connection with the issuance of approximately $100,000,000 of senior notes of the Company, the Company entered into a Warrant Agreement (the "Warrant Agreement") with United States Trust Company of New York, as Warrant Agent (the "Warrant Agent"), and issued certain warrants (the "Warrants") to acquire Common Stock of the Company. The aggregate number of shares of Common Stock issuable upon exercise of the Warrants is equal to approximately 5% of the outstanding shares of Common Stock, on a fully diluted basis. The Company does not presently have a sufficient number of authorized and unissued shares of Common Stock to issue upon exercise of the Warrants. Consequently, the exercise of the Warrants is subject, among other things, to the Amendment becoming effective. If the Amendment is not effective on or before November 14, 1995, it will constitute a breach of the Warrant Agreement.

     Capital Pacific Homes, Inc. ("CPH"), which owns more than 80% of the issued and outstanding shares of Common Stock of the Company, has issued an irrevocable proxy to the Warrant Agent to vote all such shares in favor of the Amendment. The Warrant Agent's vote of such proxy will result in a majority stockholder vote in favor of the Amendment.

     If the Amendment is approved and filed with the Delaware Secretary of State and an additional listing application is approved by the American Stock Exchange with respect to shares issuable upon exercise of the Warrants, the Company will issue Common Stock upon exercise of the Warrants and payment of the exercise price in accordance with the terms thereof. No further authorization for such issuance by a vote of stockholders will be required prior to such issuance. The issuance of Common Stock upon exercise of the Warrants will dilute the ownership interest of existing stockholders of the Company.

     The Amendment will increase the number of authorized shares of Common Stock by an amount substantially more than is necessary to enable the Company to issue Common Stock upon the exercise in full of the Warrants. The Amendment will allow the Company to engage in transactions and establish compensation arrangements in which the Board of Directors may authorize the issuance of additional shares of Common Stock without any further vote of stockholders, unless such a vote is otherwise required. An example of a previous transaction involving the issuance of additional Common Stock is the Company's acquisition of Durable Homes, Inc., which was completed October 15, 1993. Any such issuance will further dilute the ownership interest of existing stockholders of the Company, without regard for any consideration which may be received by the Company in connection with such issuance. The Board of Directors has not to date authorized any future issuance of Common Stock other than in connection with the Warrants upon the Amendment becoming effective.

     To be adopted, the Amendment must be approved by an affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote on the matter. Shares with respect to which the holders have abstained from voting on the matter will be counted for purposes of determining the number of shares entitled to vote on the Amendment. "Broker non-votes" will not be counted in determining the number of shares entitled to vote on the proposal. UNLESS MARKED TO DISAPPROVE OR ABSTAIN FROM VOTING WITH RESPECT TO THE AMENDMENT, PROXIES RECEIVED WILL BE VOTED TO APPROVE THE AMENDMENT.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO APPROVE THE AMENDMENT.

                                 MISCELLANEOUS

STOCKHOLDER PROPOSALS

     Any stockholder who wishes to present a proposal for action at the next annual meeting of stockholders of the Company, and who wishes to have such proposal included in the proxy statement and form of proxy prepared by the management of the Company for that meeting, must notify the Company in writing not later than February 27, 1995. The notice should be directed to J.M. Peters Company, Inc., 3501 Jamboree Road, Suite 200, Newport Beach, California 92658,
Attention: President.

SOLICITATION OF PROXIES

     Proxies may be solicited on behalf of the Company by its officers and employees, who will receive no additional compensation for such services, through the mail, in person, and by telephone and by other telecommunication methods. The cost of such solicitation will be borne by the Company. Brokers, custodians, and other fiduciaries will be required to forward the Company's proxy solicitation materials to the beneficial owners of Common Stock held in their names, and the Company will reimburse such fiduciaries for the out-of-pocket expenses incurred by them in connection with such activities.

     The Company files an annual report on Form 10-K with the Securities and Exchange Commission. A copy of the annual report for the fiscal year ended February 28, 1994 (except for exhibits thereto) may be obtained, free of charge, upon written request by any stockholder delivered to J.M. Peters Company, Inc., 3501 Jamboree Road, Suite 200, Newport Beach, California 92658, Attention: Greg
R. Petersen, Vice President and Chief Financial Officer. Copies of all exhibits to the annual report on Form 10-K are available upon a similar request, subject to payment of a $.15 per page charge to reimburse the Company for its expenses in supplying any exhibit.

     THE COMPANY'S MANAGEMENT HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     The Board of Directors knows of no matters other than the election of directors and the Amendment to be brought before the Meeting. However, if any other matter should be presented for consideration, it is the intention of the persons named as proxies in the enclosed form of Proxy to vote the Proxy in accordance with their judgment.

                                          By Order of the Board of Directors

                                          [Sig]

                                          GREG R. PETERSEN
                                          Secretary

Dated: June 20, 1994

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           J.M. PETERS COMPANY, INC.
                            (A DELAWARE CORPORATION)

     THE UNDERSIGNED, Hadi Makarechian, and Gregory R. Petersen, do hereby certify that:

          1. They are the Chairman of the Board/Chief Executive Officer and Secretary, respectively, of J.M. Peters Company, Inc., a Delaware corporation (the "Corporation");

          2. Article 4th of the Corporation's Restated Certificate of Incorporation is hereby amended in its entirety to read as follows:

             "The aggregate number of shares which the corporation shall have authority to issue is Thirty Million (30,000,000), all of which shall be shares of common voting stock of $.10 par value (the "Common Stock"). A holder of record of one or more shares of the Common Stock shall have one (1) vote on any matter submitted to a stockholder vote for each share of the Common Stock held. Holders of the Common Stock are entitled to the entire voting power, all dividends declared, and all assets of the corporation upon liquidation. Holders of the Common Stock shall not be entitled to any preemptive or other subscription rights."

          3. This Certificate of Amendment of Certificate of Incorporation was duly adopted by the board of directors of the Corporation and approved by the holders of a majority of the outstanding shares of stock of each class entitled to vote thereon in accordance with the requirements of Section 242 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, the undersigned have signed this certificate this
day of                , 1994, and hereby affirm and acknowledge under penalty of perjury that the filing of this Certificate of Amendment of Certificate of Incorporation is the act and deed of the Corporation.




                                         ------------------------------------
                                                     Hadi Makarechian
                                                Chairman of the Board and
                                                 Chief Executive Officer

ATTEST:



- - - -------------------------------------
         Gregory R. Petersen
              Secretary

                           J.M. PETERS COMPANY, INC.
                                     PROXY

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                   STOCKHOLDERS TO BE HELD ON JULY 12, 1994.

    The undersigned hereby appoints Kent G. Snyder and Greg R. Petersen, or either of them with individual power of substitution, proxies to vote all shares of Common Stock of J.M. Peters Company, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on July 12, 1994, and at all adjournments thereof, as follows:

1.  ELECTION OF DIRECTORS

   Hadi Makarechian, Dale Dowers, James M. Peters, Jr., Allan L. Acree, Karlheinz M. Kaiser

   / /  FOR all nominees listed above                   / /  WITHHOLD AUTHORITY for all
       (except as marked to the contrary below).             nominees listed above.

 (Instructions: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

  IF NO PREFERENCE IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES.

2. Amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 15,000,000 to 30,000,000.

    / /  APPROVE the Amendment.
    / /  DISAPPROVE the Amendment.
    / /  ABSTAIN from voting with respect to the Amendment.

    IF NO PREFERENCE IS INDICATED, THIS PROXY WILL BE VOTED
                  "TO APPROVE" THE AMENDMENT
                                                                          (over)

3. In accordance with their best judgment upon such other matters as may properly come before the Meeting.

                                           ----------------------------------
                                                 Signature of Stockholder

                                           ----------------------------------
                                                 Signature of Stockholder

                                           IMPORTANT: Please sign this Proxy
                                           exactly as your name or names appear
                                           hereon. If shares are held by more
                                           than one owner, each must sign.
                                           Executors, administrators, trustees,
                                           guardians, and others signing in a
                                           representative capacity should give
                                           their full titles.


                                           DATED:                        , 1994
                                                 -------------------------
                                                BE SURE TO DATE THIS PROXY